SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-ENVIROSOURCE, INC

                    GABELLI PERFORMANCE PARTNERSHIP L.P.
                                 7/24/01           50,000-             .2000
                                 6/01/01           40,000              .0500
                    GABELLI INTERNATIONAL LTD
                                 7/24/01          270,000-             .2000
                                 6/13/01           40,000-             .1700
                                 6/01/01           10,000-             .0575
                    GAMCO INVESTORS, INC.
                                 7/24/01          256,023-             .2000
                                 7/24/01          227,000-             .2000
                                 6/08/01           10,000              .1750
                                 6/04/01           40,000              .0950
                                 5/25/01            2,000              .1000
                    GABELLI & COMPANY
                                 7/24/01            4,640-             .2000
                    GABELLI FUNDS, LLC.
                         GABELLI ASSET FUND
                                 7/24/01           75,000-             .2000
                         GABELLI CAPITAL ASSET FUND
                                 7/24/01           70,000-             .2000
                                 6/08/01           10,000              .1800


(1)	THE TRANSACTIONS ON 7/24/01 WERE IN CONNECTION WITH
	  THE MERGER DESCRIBED IN ITEM 5 OF THIS AMENDMENT
	  TO SCHEDULE 13D. ALL OTHER TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ BULLETIN BOARD.

          (2) PRICE EXCLUDES COMMISSION.